EXHIBIT 4.12

                          FIFTH SUPPLEMENTAL INDENTURE

      FIFTH SUPPLEMENTAL INDENTURE dated as of August 27, 2001 among Delta Financial Corporation, a Delaware corporation (the "Company"), each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, Delta Funding Residual Holding Trust 2000-1, a Delaware trust, and Delta Funding Residual Holding Trust 2000-2, a Delaware trust (collectively, the "Subsidiary Guarantors"), and U.S. Bank Trust National Association, as trustee (the "Trustee"), under the Indenture (defined below).

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have previously entered into an Indenture dated as of December 21, 2000, as amended (the "Indenture"), relating to the Company's 9 1/2% Senior Secured Notes Due 2004 (the "Notes");

      WHEREAS, pursuant to an exchange offer and consent solicitation, the holders of a majority in principal amount of the outstanding Notes (the "Consenting Noteholders") have consented to this Fifth Supplemental Indenture; and
      WHEREAS, all acts and things prescribed by law and by the Company's and the Subsidiary Guarantors' certificates of incorporation and by-laws (or other constitutive documents, as applicable) (each as now in effect) necessary to make this Fifth Supplemental Indenture a valid instrument legally binding on the Company and the Subsidiary Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

      1. AMENDMENTS TO THE PREAMBLE AND ARTICLES 4, 5, 6, 10 AND 12.

      (a) The Preamble of the Indenture is hereby deleted in its entirety and replaced with the following:

            "The Company has duly authorized the creation of an issue of the Senior Notes (as defined) and the Subsidiary Guarantees (as defined), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Senior Notes will be jointly and severally guaranteed, on an unconditional senior basis, by the Subsidiary Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done."

            For the avoidance of doubt, the amendment set forth in this paragraph 1(a) shall not amend the first and third paragraphs of the Indenture immediately preceeding Article One of the Indenture.

      (b) Each Section of Article 4, except for Section 4.01, is hereby deleted in its entirety.

      (c) Section 5.01 of Article 5 is hereby deleted in its entirety; the phrases "in accordance with Section 5.01" and "except in the case of a sale of all of the Company's assets that meet the requirements of Section
      5.01 hereof" are hereby deleted from Section 5.02.

      (d) Sub-clauses  (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and
      (n) of Section 6.01 of Article 6 are hereby deleted in their entirety.

      (e) Section 6.02 of Article 6 is hereby deleted in its entirety and replaced with the following:

      "If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately."

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      (f) Each Section of Article 10 is hereby deleted in its entirety.

      (g) Each Section of Article 12, except for Section 12.03, is hereby deleted in its entirety.

      (h) Each cross-reference in the Indenture to a Section, Clause or Sub-clause deleted pursuant to(a) through (g) above is hereby deleted from the Indenture.

     2. EFFECTIVENESS. This Fifth Supplemental Indenture shall be effective as of the date hereof.

     3. CONSTRUCTION. For all purposes of this Fifth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular Section hereof.

     4. TRUSTEE ACCEPTANCE. The Trustee accepts the amendment of the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity, enforceability against the Company, or sufficiency of this Fifth Supplemental Indenture.

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     5. INDEMNIFICATION  OF TRUSTEE.   The Company  shall  indemnify the Trustee
against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee arising out of or resulting from the execution of this Fifth Supplemental Indenture, including the costs and expenses of enforcing this Fifth Supplemental Indenture against the Company (including this Section 5) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee's negligence, bad faith or willful misconduct.

     6. OWNER TRUSTEE. It is expressly understood and agreed by the parties that
(a) this Fifth Supplemental Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the 2000-1 Trust Agreement and the 2000-2 Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trusts is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trusts, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trusts under this Fifth Supplemental Indenture or any other related documents.

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     7. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     8. HOLDERS BOUND. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     9. SUCCESSORS AND ASSIGNS. This Fifth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. COUNTERPARTS. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     11. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     IN WITNESS WHEREOF, the Company, the Subsidiary Guarantors and the Trustee have caused this Fifth Supplemental Indenture to be signed and executed as of the day and year first above written.

                                   DELTA FINANCIAL CORPORATION


                                   By:__________________________________________
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President

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                                   DELTA FUNDING CORPORATION

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President


                                   DF SPECIAL HOLDINGS CORPORATION

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President


                                   FIDELITY MORTGAGE INC.

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President


                                   DFC FINANCIAL CORPORATION

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President


                                   DFC FINANCIAL OF CANADA LIMITED

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President


                                   DFC FUNDING OF CANADA LIMITED

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President

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                                   CONTINENTAL PROPERTY MANAGEMENT CORP.

                                   By:/S/ MARC E. MILLER
                                      ---------------------------------
                                      Name: Marc E. Miller
                                      Title: Secretary and Senior Vice President


                                   DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

                                   By:  WILMINGTON TRUST COMPANY,  not  in   its
                                   individual   capacity  but  solely  as  Owner
                                   Trustee

                                   By:/S/ CHARISSE L. RODGERS
                                      ---------------------------------
                                      Name: Charisse L. Rodgers
                                      Title: Assistant Vice President


                                   DELTA FUNDING RESIDUAL HOLDING TRUST 2000-2

                                   By:  WILMINGTON TRUST COMPANY,  not  in   its
                                   individual    capacity   but  solely as Owner
                                   Trustee


                                   By:/S/ CHARISSE L. RODGERS
                                      ---------------------------------
                                      Name: Charisse L. Rodgers
                                      Title: Assistant Vice President


                                   U.S.    BANK    TRUST  NATIONAL  ASSOCIATION,
                                   Indenture Trustee


                                   By:/S/ PATRICIA J. KAPSCH
                                      --------------------------------
                                      Name: Patricia J. Kapsch
                                      Title: Trust Officer



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